EXHIBIT  23.1  CONSENT  OF  BRUCE  M.  PRITCHETT,  L.C.


                            BRUCE M. PRITCHETT, L.C
            8 East Broadway, Suite 600A, Salt Lake City, Utah 84111
                            TELEPHONE (801) 363-1288

                                October 19, 2004


Board  of  Directors
Jane  Butel  Corporation
400  Gold  Avenue  SW,  Suite  750
Albuquerque,  New  Mexico  87102

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Members  of  the  Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                                   Very  truly  yours,



                                                   /s/  Bruce  M.  Pritchett
                                                   -------------------------
                                                   Bruce  M.  Pritchett